Exhibit 99.1

Permian Resources Corporation Announces Pricing of Secondary Public Offering of Class

A Common Stock

May 13, 2024

MIDLAND, Texas—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced the pricing of an underwritten public offering of an aggregate 51,765,000 shares of its Class A Common Stock, par value $0.0001 per share (“Class A common stock”), at a price to the public of $16.47 per share, by certain affiliates of EnCap Investments L.P., NGP Energy Capital Management L.L.C., Pearl Energy Investments, Riverstone Investment Group LLC and a certain member of the Company’s Board of Directors (collectively, the “Selling Stockholders”). Permian Resources will not sell any shares of Class A common stock in the offering and will not receive any proceeds therefrom.

Concurrently with the closing of the offering, the Company has agreed to purchase (the “Concurrent OpCo Unit Purchase”) from certain of the Selling Stockholders an aggregate 1,800,000 common units representing limited liability company interests (“OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of Permian Resources (“OpCo”), at a price per OpCo Unit equal to the price per share at which the underwriter purchases shares of Class A common stock in the offering and to cancel a corresponding number of shares of the Company’s Class C Common Stock, par value $0.0001 per share, held by such Selling Stockholders. The offering of Class A common stock is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of the offering.

Goldman Sachs & Co. LLC is serving as the underwriter for the offering. The offering is expected to close on May 15, 2024, subject to customary closing conditions.

The offering is being made pursuant to a registration statement previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) which became automatically effective upon filing on November 8, 2023.

The offering is being made only by means of a prospectus and prospectus supplement that meet the requirements under the Securities Act of 1933, as amended (the “Securities Act”). Copies of the preliminary prospectus supplement and accompanying base prospectus and final prospectus supplement, when available, may be obtained from: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of Class A common stock or any other securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the offering and the Concurrent OpCo Unit Purchase, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Permian Resources’ control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services and risks relating to the Company’s ability to realize the anticipated benefits and synergies of its merger with Earthstone Energy, Inc. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the prospectus relating to the offering, the registration statement described above, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Hays Mabry – Vice President, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com